UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 9, 2017
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 10, 2017, Enterprise Financial Services Corp (“Enterprise,” or the “Company”), a Delaware corporation, announced the completion of its acquisition of Jefferson County Bancshares, Inc. (“JCB”), a Missouri corporation. JCB was merged with and into Enterprise, with Enterprise continuing as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of October 10, 2016 (the “Merger Agreement”), by and among Enterprise, JCB and the other parties thereto. Immediately following the Merger, Eagle Bank and Trust Company of Missouri, JCB’s wholly-owned subsidiary bank (“Eagle Bank”), merged with and into Enterprise Bank & Trust, Enterprise’s wholly-owned subsidiary bank (“EB&T”), with EB&T continuing as the surviving entity (the “Bank Merger”).
Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of JCB common stock (“JCB Common Stock”), subject to the proration and allocation procedures set forth in the Merger Agreement, was converted into the right to receive, either (1) $85.39 in cash (the “Cash Consideration”), or (2) 2.75 shares of common stock (the “Exchange Ratio”) of Enterprise (the “Common Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”).
In connection with the Merger, JCB received one director seat on each of Enterprise’s and EB&T's boards of directors. In addition, Michael Walsh, Chairman and Chief Executive Officer of JCB, joined EB&T as Executive Vice President and Chairman of the St. Louis Region.
As a result of the Merger, Enterprise issued 3.3 million shares of Enterprise common stock and paid $27.8 million in cash to holders of JCB Common Stock upon completion of the Merger. The cash consideration was funded to the Paying Agent through cash on hand from Enterprise. At the Effective Time, each option granted by JCB to purchase shares of JCB Common Stock was cancelled and converted into a right to receive an amount of cash equal to the product of: (1) the number of shares of JCB Common Stock underlying such option multiplied by (2) the Cash Consideration minus the exercise price per share under such option.
As previously announced, the election deadline for holders of JCB Common Stock to elect the form of consideration they wished to receive in the Merger, subject to the allocation and proration procedures set forth in the Merger Agreement, was 5:00 p.m., St. Louis time, on January 30, 2017.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Enterprise’s Form 8-K filed on October 11, 2016 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On February 9, 2017, in connection with the Merger, the board of directors of Enterprise (the “Board”) appointed Michael Walsh to the Board, effective upon the closing. Mr. Walsh will serve until the Company’s 2017 annual meeting of stockholders (when he will be nominated for reelection by the stockholders of the Company).

Mr. Walsh, 59, has served as the CEO and Chairman of JCB since 1993. Mr. Walsh previously worked at Mercantile Bank and General Motors Acceptance Corporation. He has strong experience in business development, and commercial and real estate lending.

In connection with the appointment of Mr. Walsh to the Board and pursuant to the Company’s bylaws, the Board has increased the number of directors to fourteen.

Item 8.01 Other Events
On February 10, 2017, Enterprise issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

No.        Description

2.1
Agreement and Plan of Merger, dated as of October 10, 2016, among Enterprise Financial Services Corp, Enterprise Bank & Trust, Jefferson County Bancshares, Inc., and Eagle Bank and Trust Company of Missouri (attached as Exhibit 2.1 to Enterprise’s Form 8-K filed on October 11, 2016 and incorporated herein by reference)

99.1	Press Release, dated February 10, 2017, entitled “Enterprise Financial Services Corp Closes Acquisition Of Jefferson County Bancshares, Inc. And Subsidiary Eagle Bank And Trust Company”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	February 14, 2017	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller

INDEX TO EXHIBITS

No        Description

2.1
Agreement and Plan of Merger, dated as of October 10, 2016, among Enterprise Financial Services Corp, Enterprise Bank & Trust, Jefferson County Bancshares, Inc., and Eagle Bank and Trust Company of Missouri (attached as Exhibit 2.1 to Enterprise’s Form 8-K filed on October 11, 2016 and incorporated herein by reference)

99.1	Press Release, dated February 10, 2017, entitled “Enterprise Financial Services Corp Closes Acquisition Of Jefferson County Bancshares, Inc. And Subsidiary Eagle Bank And Trust Company”